AMENDMENT NUMBER 10 AND WAIVER OF
                                 NOTE AGREEMENT

             This AMENDMENT NUMBER 10 AND WAIVER OF NOTE AGREEMENT (this "Amendment and Waiver") dated as of April 4, 1997, is made by and among THE FINANCE COMPANY (the "Company"), a Virginia corporation and CIG & CO. (the "Holder") as nominee for CONNECTICUT GENERAL LIFE INSURANCE COMPANY AND LIFE INSURANCE COMPANY OF NORTH AMERICA (the "Purchasers").

                                   BACKGROUND

             1. The Company and each of the Purchasers are parties to separate Note Purchase Agreements (collectively, as amended prior to the date hereof, the "Existing Note Agreement"), dated as of October 25, 1988, that provided, among other things, for the sale by the Company and the purchase by the Purchasers of Six Million Four Hundred Thirty-Five Thousand Dollars ($6,435,000) in aggregate principal amount of the Company's 13 1/2% Subordinated Notes, due October 15, 1998 (the "Notes") which Notes are registered in the name of the Holder on behalf of the Purchasers. The Company and the Holder previously entered into a Waiver and Forbearance Agreement (as amended or extended, the "Forbearance Agreement") dated as of January 31, 1996.

             2. The Company has entered into an Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement with General Electric Capital Corporation ("GECC") dated as of December 20, 1996, and as amended by Amendment No. 1 dated as of April 4, 1997 (as so amended, together with all exhibits thereto and all other agreements contemplated thereby, the "New GECC Agreement") which will require certain amendments to the Existing Note Agreement.

             3. The Company has requested of the Holder that the Existing Note Agreement be amended and waived to the effect and as set forth in this Amendment and Waiver.

             NOW THEREFORE, in order to induce the Holder to amend the Existing Note Agreement and to waive certain defaults with respect thereto and in consideration for other good and valuable consideration (the receipt of and sufficiency of which are hereby acknowledged), the Company agrees with the Holder as follows:

SECTION 1.  DEFINED TERMS.

             All capitalized terms used, but not specifically defined, in this Amendment and Waiver have the respective meanings assigned to them in or pursuant to the provisions of the Existing Note Agreement as amended by this Amendment and Waiver (as so amended herein referred to as the "Amended Note Agreement").

SECTION 2.  REPRESENTATIONS AND WARRANTIES.

       The Company warrants and represents to the Holder that as of the date of this Amendment and Waiver and as of the Effective Date (as defined in Section
3):

                        (a)         ORGANIZATION  AND AUTHORITY.  The Company:
(i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia; (ii) has all requisite power and authority and all necessary licenses and permits to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted; and (iii) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing, as a foreign corporation in each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary or desirable.

                        (b) NO MATERIAL ADVERSE CHANGE. Except as described in the first, second and third quarter 10-Qs (for fiscal year 1996), and subsequent press releases dated November 20, 1996, December 26, 1996 and February 4, 1997, of TFC Enterprises, Inc., and except as described to the Holder with respect to the existence of certain Material changes as of December 31, 1996, since December 31, 1995, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect and there has been no Material change in the Liabilities of the Company and its Subsidiaries.

                        (c) FULL DISCLOSURE. Each written statement and all written materials furnished by, or on behalf of, the Company to the Holder in connection with this Amendment and Waiver do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they were made. There is no fact known to the Company which the Company has not disclosed to the Holder in writing that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the written materials delivered to you by the Company specifically for use in connection with this Amendment.

                        (d) TRANSACTION IS LEGAL AND AUTHORIZED. The execution and delivery of this Amendment and Waiver by the Company, the consummation of each of the transactions contemplated by this Amendment and Waiver and the compliance by the Company with all the provisions of this Amendment and Waiver and the Amended Note Agreement: (i) are within the corporate powers of the Company; and (ii) are legal and do not conflict with, result in any breach in any of the provisions of, or constitute a default (or require any consent other than the consents heretofore obtained) under, or result in the creation of any Lien upon any Property of the Company under the provisions of, any agreement or instrument to which it is a party or by which it or any of its Property may be bound.

                        (e) AMENDMENT AND WAIVER IS ENFORCEABLE. The obligations of the Company set forth in this Amendment and Waiver and the Amended Note Agreement are valid, binding and enforceable in accordance with their respective terms, except as the enforceability hereof and of the Amended Note Agreement may be: (i) limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally; and (ii) subject to the availability of equitable remedies.

                        (f) NO DEFAULTS. After giving effect to the amendments in Section 4 and the waivers in Section 6 of this Amendment and Waiver and after giving effect to the New GECC Agreement, no event has occurred and no condition exists which, upon execution and delivery of this Amendment and Waiver, would constitute a Default or Event of Default.

SECTION 3.  CONDITIONS PRECEDENT.

          This Amendment and Waiver shall have no effect until all of the following conditions precedent shall have been fulfilled (such time of effectiveness is referred to as the "Effective Date"):

                        (a) WARRANTIES AND REPRESENTATIONS TRUE. The warranties and representations set forth in Section 2 shall be true in all material respects.

                        (b) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default exists or will exist immediately after, and after giving effect to, the consummation of the transactions contemplated by this Amendment and Waiver.

                        (c) PROCEEDINGS SATISFACTORY. All proceedings taken in connection with the execution and delivery of this Amendment and Waiver and the transactions contemplated hereby shall be satisfactory to the Holder and its in-house counsel; and the Holder and its in-house counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith.

                        (d) BANK LOAN AGREEMENT. The Company shall have paid or caused to be paid all amounts owing to NationsBank, N.A. (the "Bank") under the Loan and Security Agreement, dated as of December 27, 1994, other than $400,000 of the amount owed to the Bank with respect to which the Bank has agreed to accept an unsecured promissory note payable by the Company to the Bank, in the form attached to Amendment No. 1 to the New GECC Agreement, and shall provide evidence that payment has been made satisfactory in form and substance to the Holder and its in-house counsel.

                        (e) APPROVAL OF GECC LOAN AGREEMENT. The Company and GECC shall have executed and delivered the New GECC Agreement (including Amendment No. 1 thereto) in form and substance satisfactory to the Holder and its in-house counsel.

                        (f) PAYMENT OF FEES. In connection with the execution of this Amendment and Waiver the Company shall have paid the Holder a fee of $12,870.

                        (g) ALLONGE. The Company shall have executed and delivered to the Holder an Allonge in the form of Annex 1 for each outstanding Note held by the Holder.

        SECTION 4.  AMENDMENT THE EXISTING NOTE AGREEMENT.

                        (a) SECTION 8.5. Section 8.5 of the Existing Note Agreement is hereby amended to read in full as follows:

                        "8.5        TOTAL LIABILITIES RATIO.

                                     The ratio of (x) Total Liabilities minus
                        Subordinated Indebtedness to (y) Consolidated Tangible Net Worth plus Senior Subordinated Indebtedness minus receivables from shareholders, officers and employees of the Company and its Subsidiaries, will not at any time be greater than the ratios set forth below during the following periods:

                                    Effective Date through 12/31/97     4.6:1
                                    From 1/1/98 through 12/31/98        4.2:1"

                        (b) SECTION 8.7. Section 8.7 of the Existing Note Agreement is hereby amended to read in full as follows:

                        "8.7        PRE-TAX EARNINGS AVAILABLE FOR FIXED
CHARGES.

                                     The ratio of Consolidated Pre-Tax Earnings
                        Available for Fixed Charges to Consolidated Fixed Charges will at all times exceed the ratios set forth below during the following periods:

                        From 1/1/97 through 12/31/97        1.10:1
                        From 1/1/98 through 12/31/98        1.20:1"

                        (c) SECTION 8.8. Section 8.8 of the Existing Note Agreement is hereby amended to read in full as follows:

                        "8.8        RESERVE RATIO; DEALER RESERVES.

                                                (i)         During the period
                        from the Effective Date through December 31, 1998, the Company shale not allow the sun, of (x) Dealer Reserves plus (y) allowances for credit losses to fall below 100% of all Contracts and other installment receivables owned by it which are Two Due or more delinquent. The term "TWO DUE" means the following payment delinquency status determined as of the end of a calendar month:

                         SCHEDULED PAYMENTS DUE        SCHEDULE OF PAYMENTS
                         AND UNPAID IN WHOLE

                         Monthly                               2
                         Semi-Monthly                          3
                         Bi-weekly                             3
                         Weekly                                6
                                     (ii)       The Company will maintain the
                        sum of (x) Dealer Reserves plus (y) allowances for credit losses in an amount at least equal to 5.75% of the Aggregate Principal Amount of Receivables of the Company. The term "AGGREGATE PRINCIPAL AMOUNT OF RECEIVABLES" means gross receivables less any unearned amounts with respect thereto."

                        (b) SECTION 8.9. Section 8.9 of the Existing Note Agreement is hereby amended to read in full as follows:

                        "8.9        CONSOLIDATED TANGIBLE NET WORTH.

                                     During the period commencing January 1,
                        1997 and continuing until December 31, 1998, the Company will not at any time permit Consolidated Tangible Net Worth to be less than the following amounts for the following periods:

                        From 1/1/97 through 12/31/97        $17,000,000
                        Pro 1/1/98 through 12/31/98         $20,000,000

                        provided, however, until First Community Finance, Inc. ("FCF") enters into and consummates a loan transaction with Hibernia National Bank (the "Hibernia Financing"), pursuant to a commitment letter attached to Amendment No. 1 to the New GECC Agreement (or, if FCF fails to consummate the Hibernia Financing, any other substitute financing which results in the release by GECC of its lien and security interest in the FCF Stock (as defined in the New GECC Agreement) and the release of FCF from the guaranties in favor of GECC), the Company will not at any time permit Consolidated Net Worth to be less than the following amounts for the following periods:

                        From 1 /1/97 through 12/31/97       $11,000,000
                        From 1/1/98 through 12/31/98        $14,000,000"

                        (e) SECTION 10.2 The definition of "Senior Financing Agreements" contained in Section 10.2 of the Existing Note Agreement shall be amended and restated as follows:

                                     '"SENIOR FINANCING AGREEMENTS" means the
                        Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement, as amended from time to time, by and between the Company and General Electric Capital Corporation, a New York Corporation, dated as of December 20, 1996, pursuant to which the Company may borrow up to $110,000,000.'

SECTION 5.  PAYMENT OF FEES OR OTHER COMPENSATION.

          The Company agrees that in the event the Company pays, offers to pay or is required to pay any remuneration (other than (x) the Line Fee [as such term is defined in the New GECC Agreement, (y) warrants granted by TFC Enterprises, Inc. in connection with the New GECC Agreement and (z) reimbursement of expenses incurred by GECC in connection with the negotiation and delivery of the New GECC Agreement, including legal fees), whether by way of supplemental or additional interest, fee or otherwise, to GECC, as consideration for or as an inducement to the entering into by GECC of any amendment, modification or waiver with respect to the New GECC Agreement, it shall pay to the Holder the same remuneration, with the Holder receiving an amount equal to its pro rata share of all amounts so paid to GECC based on the outstanding principal amount of the Notes, and the amounts then owing to GECC.

SECTION 6.  WAIVER OF DEFAULTS.

          Subject to compliance with the conditions for the effectiveness of this Amendment and Waiver set forth in Section 3 and further subject to the conditions set forth in Section 7, the Holder hereby (1) waives (a) the Event of Default under Section 8.7 of the Existing Note Agreement resulting from the failure of the Company to comply with the provisions of said Section 8.7 for the fiscal year ending December 31, 1995, and for the period from January 1, 1996 through and including the Effective Date, (b) the Event of Default under Section
8.5 of the Existing Note Agreement resulting frown the failure of the Company to comply with the provisions of Section 8.5 for the fiscal year ending December 31, 1995, and for the period from January 1, 1996 through and including the Effective Date, and (c) for the period from January 1, 1996 through and including the Effective Date, compliance with the provisions of Section 8.9 of the Existing Note Agreement.

SECTION 7.  FURTHER CONDITIONS.

          The Company hereby agrees that the waivers and the forbearance contained in Section 5 are subject to compliance with each of the following conditions:

                        (a) The Company shall provide the Holder with monthly business reviews, including financial statements and revised forecasts, within forty-five (45) days after the end of each calendar month (and in any event when such documents are delivered to GECC pursuant to the New GECC Agreement), covering (i) financial performance and (ii) cash flow projections of the Company's future business as revised from time to time.

                        (b) In addition to the information required to be provided pursuant to paragraph (b) above, the Company shall provide the Holder, not later than forty-five (45) days following the end of each calendar month (and in any event when such documents are delivered to GECC pursuant to the New GECC Agreement), with the portfolio and operating information required by Section 5.1(C) and Exhibit 5.1(C) of the New GECC Agreement as such Section and such Exhibit may be amended front tinge to time. All such reports shall be in a format and on a medium readable by the Holder's computer software, or such other format or medium acceptable to the Holder.

                        (c) On or prior to November 30, 1998, the Company shall have a firm commitment from GECC to extend the New GECC Agreement on terms acceptable to the Holder until at least December 31, 2000 or shall have a firm commitment with a lender acceptable to the Holder to replace the financing provided by the New GECC Agreement. The failure of the Company to have in effect the financing provided by GECC or substantially similar financing for not less than $110,000,000, shall constitute an Event of Default under the Amended Note Agreement. If GECC terminates the New GECC Agreement for any reason, the Company shall notify the Holder immediately of such occurrence.

                        (d) If the Company shall amend or agree to amend the terms and conditions of the New GECC Agreement, or enter into a new agreement with GECC which has the effect of amending the New GECC Agreement, the Company shall promptly notify the Holder and, at the request of' such Holder, enter into an amendment of this Agreement or a new agreement which has the effect of amending this Agreement, reflecting the changes to the New GECC Agreement.

This Amendment and Waiver shall constitute the amendment contemplated by the final paragraph of Section 6 of the Forbearance Agreement as amended and upon compliance with the conditions set forth in Section 3 of this Amendment and Waiver, the Forbearance Agreement shall be of no further force and effect.

SECTION 8.  EFFECT OF AMENDMENT.

          Except as expressly provided in this Amendment and Waiver, the Existing Note Agreement and the Notes shall remain in full force and effect, without modification or amendment. This Amendment and Waiver shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties hereto and the holders from time to time of the Notes.

SECTION 9.  EXPENSES.

       The Company shall promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all expenses relating to this Amendment and Waiver, including but not limited to the reasonable allocated costs and disbursements of in-house counsel to the Holder. The obligations of the Company under this Section 8 shall survive the termination of this Amendment and Waiver.

SECTION 10.  SURVIVAL.

       All warranties, representations, certifications and covenants made by the Company in this Amendment and Waiver or in any certificate or other instrument delivered by it or on its behalf under this Amendment and Waiver shall be considered to have been relied upon by the Holder and shall survive the execution of this Amendment and Waiver, regardless of any investigation made by or on behalf of the Holder. All statements in any such certificate or other instrument shall constitute warranties and representations of the Company under this Amendment and Waiver.

SECTION 11.  DUPLICATE ORIGINALS, EXECUTION IN COUNTERPART.

       Two or more duplicate originals of this Amendment and Waiver may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment and Waiver may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party to this Amendment and Waiver (including the signatories to each of the Consent and the Acknowledgment that are annexed to this Amendment and Waiver), and each set of counterparts which, collectively, show execution by each such party to this Amendment and Waiver shall constitute one duplicate original.

SECTION 12.  GOVERNING LAW.

       This Amendment and Waiver shall be governed by, and construed in accordance with, internal Connecticut law.

            IN WITNESS WHEREOF, the Company and the Holder have executed this Amendment Number 10 and Waiver of Note Agreement as of the date first above written.

CIG & Co.                                THE FINANCE COMPANY



By: /s/ JAMES F. COGGINS, JR.            By:  /s/ R. S. RALEY, JR.
     -----------------------                --------------------------
Name:   JAMES F. COGGINS, JR.            Name:    R. S. RAELY, JR.
Title:  PARTNER                          Title:   PRESIDENT & CEO

                                                                        ANNEX 1

                     ALLONGE DATED AS OF ____________, 1997
                                       TO
          13 1/2% SUBORDINATED NON-CONVERTIBLE DATED ____________,19__
                       REGISTERED IN THE NAME OF CIG & CO.
                     IN THE PRINCIPAL AMOUNT OF $__________
                                  NUMBER R-[__]

          In accordance with that certain Amendment Number 10 and Waiver of Note Agreement dated as of April 4, 1997 (the "Amendment and Waiver"), amending the separate Note Purchase Agreements dated as of October 25, 1988 (as amended, modified or extended prior to the date hereof and front time to time hereafter, the "Note Agreement"), by and between THE Finance Company (the "Company"), a Virginia corporation, and each of Connecticut General Life Insurance Company, CIGNA Property and Casualty Insurance Company (which assigned its interest in the Notes to Connecticut General Life Insurance Company) and Life insurance Company of North America (on behalf of each of which the Notes issued thereunder are registered in the name of its nominee, CIG & Co.), this Allonge has become a permanent and irrevocable attachment to that certain 13 1/2% Subordinated Non-Convertible Note due October 15, 1998, registered in the name of CIG & Co., in the principal amount of $__________ (the "Note"), dated ____________, 19__, numbered R-[__], so as to become an integral physical and legal part of such Note effective as of the date hereof as if the terns hereof were originally included therein at the date of issuance thereof. All terms used in this Allonge and not defined herein shall have the meanings ascribed to them in the Note and the Note Agreement as amended by the Amendment and Waiver.

          For good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, and in accordance with the Amendment and Waiver, the parties hereto agree that this Allonge effects the following irrevocable modifications and changes to the Note:

                         1. Notwithstanding anything contained in the Note or
            the Note Agreement to the contrary, for the period commencing February 1, 1996 through and including March 31, 1997, interest payable on the Note shall accrue and be payable at the rate of 14.50% per annum and for the period commencing April 1, 1997, interest payable on the Note shall accrue and be payable at the rate of 14.60% per annum.

         All other terms and conditions of the Note, as modified by this Allonge, shall continue in full force and effect. This Allonge is governed by, and shall be construed and enforced in accordance with, Connecticut law.

         The face of the Note shall evidence the attachment of this Allonge by the following legend to be placed thereon: "This Note has been permanently and irrevocably modified by an Allonge dated as of _________________, 1997 that has been physically attached hereto."

         IN WITNESS WHEREOF, the Company and the holder of the Note have each caused this Allonge to be duly executed by its duly authorized officer.

CIG & Co.                                THE Finance Company



By: /s/ JAMES F. COGGINS, JR.            By:
     -----------------------                --------------------------
Name:   JAMES F. COGGINS, JR.            Name:
Title:  PARTNER                          Title: